Exhibit 99.1

Petros Pharmaceuticals Announces $7.5 Million Offering

December 22, 2021

Investors included the company's largest shareholder

NEW YORK, Dec. 22, 2021 /PRNewswire/ -- Petros Pharmaceuticals, Inc. (Nasdaq: PTPI), a leading provider of therapeutics for men's health, today announced that it has entered into definitive agreements with the company's largest investor and other existing investors, for the purchase and sale of 2,186,589 shares of Petros Pharmaceuticals' common stock, at a purchase price of $3.43 per share. The company will sell 1,545,183 shares in a registered direct offering and the remaining 641,406 shares will be sold in a private placement. Petros Pharmaceuticals has also agreed to issue the investors unregistered warrants to acquire 1,639,942 shares of common stock at an exercise price of $3.50 per share, exercisable immediately and terminating five years after the date of issuance. The closing of the offering is expected to occur on or about December 27, 2021, subject to the satisfaction of customary closing conditions.

The gross proceeds to Petros Pharmaceuticals from the offerings are expected to be approximately $7.5 million, before deducting advisory and other offering expenses. Petros Pharmaceuticals intends to use the net proceeds from this offering for expansion of Petros Pharmaceuticals' men's health platform and for working capital and general corporate purposes.

Katalyst Securities LLC acted as the financial advisor to Petros Pharmaceuticals with respect to this transaction.

The registered shares of common stock (but not the unregistered shares of common stock, the warrants or the shares of common stock underlying the warrants) are being offered by Petros Pharmaceuticals pursuant to a "shelf" registration statement on Form S-3 (File No. 333-252573) previously filed with the Securities and Exchange Commission (the "SEC") on January 29, 2021, and declared effective by the SEC on February 4, 2021. The offering of the registered shares of common stock will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the shares of registered common stock being offered will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC's website at http://www.sec.gov.

The unregistered shares of common stock and the warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the unregistered shares of common stock, the warrants, and the underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. Petros Pharmaceuticals has agreed to register the resale of the unregistered shares of common stock and the shares of common stock issuable upon exercise of the warrants within 15 days.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT PETROS PHARMACEUTICALS

Petros Pharmaceuticals is committed to the goal of becoming a world-leading specialized men's health company by identifying, developing, acquiring, and commercializing innovative therapeutics for men's health issues including, but not limited to erectile dysfunction, endothelial dysfunction, psychosexual and psychosocial ailments, Peyronie's disease, hormone health and substance use disorders.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as "plans", " expects" or "does not expect", "proposed", "is expected", "budgets", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the failure of the offering described in this press release to close; Petros Pharmaceuticals' ability to execute on its business strategy, including its plans to develop and commercialize its product candidates; Petros Pharmaceuticals' ability to comply with obligations as a public reporting company; the ability of Petros Pharmaceuticals to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002; the risk that the financial performance of Petros Pharmaceuticals may not be as anticipated by the merger transactions that resulted in Petros Pharmaceuticals' creation; risks resulting from Petros Pharmaceuticals' status as an emerging growth company, including that reduced disclosure requirements may make shares of Petros Pharmaceuticals common stock less attractive to investors; risks related to Petros Pharmaceuticals' history of incurring significant losses; risks related to Petros Pharmaceuticals' dependence on the commercialization of a single product, Stendra®, and on a single distributor thereof; risks related to Petros Pharmaceuticals' ability to obtain sufficient quantities of Stendra® in a timely manner or on commercially viable terms; risks related to Petros Pharmaceuticals' ability to obtain regulatory approvals for, or market acceptance of, any of its products or product candidates; and the expected or potential impact of the novel coronavirus pandemic, including the emergence of new variants, such as the Delta variant, and the related responses of governments, consumers, customers, suppliers, employees and Petros Pharmaceuticals, on Petros Pharmaceuticals' business, operations, employees, financial condition and results of operations. A discussion of these and other factors, including risks and uncertainties with respect to Petros Pharmaceuticals, and other factors described in Petros Pharmaceuticals' most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. Petros Pharmaceuticals disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SOURCE Petros Pharmaceuticals, Inc.